Exhibit 99.1

 Gastar Exploration Provides Update on Australian Activities-Pel 238
                           Drilling Program

    HOUSTON--(BUSINESS WIRE)--March 8, 2006--Gastar Exploration Ltd. (AMEX:GST)(TSX:YGA) is pleased to provide an operational update on planned drilling and workover activities on its PEL 238 property located in New South Wales, Australia. Gastar has a 35% working interest position in PEL 238.

    DRILLING PROGRAM

    On March 7, 2006, Eastern Star Gas Limited, the operator of the PEL 238 Gunnedah Basin Coal Seam Gas Joint Venture, spudded the first of nine new vertical coal seam gas (CSG) wells to be drilled within the Bohena Project Area.
    The drilling and completion program is expected to continue until mid-year and consist of:

    -- Drilling and fracture stimulation of eight closely spaced new production wells in proximity to the existing Bibblewindi-1 production well to form a 40-acre spaced "nine-spot" production pilot; and

    -- Drilling of a pressure monitoring well at some distance from the production pilot to determine the extent of in-seam permeability communication at approximately 160-acre well spacing. This larger spacing aims to increase the area over which reserves can be attributed and provide information that is expected to allow future development on 160-acre or greater spacing.

    The first well in the drilling program, the Bibblewindi-10, is located 2.2 kilometers (1.4 miles) north of the previously drilled Bibblewindi-1, and will be the pressure monitoring well. The Bibbliwindi-10 well will be drilled to approximately 1,020 meters (3,350 feet) total depth (TD), completed with 5-1/2 inch production casing and perforated across the Bohena coal seam. The Bohena coal seam is expected to be intersected at depth of approximately 910 meters (3,000 feet) and to be more than six (6) meters (approximately 20 feet) thick. This well will be completed so that it can be fracture stimulated and put on production tests as part of a subsequent program.
    The other eight new production wells will be drilled to a TD of approximately 1,000 meters (3,300 feet) and completed with 5-1/2 inch casing. They will be perforated in the Bohena coal seam and then hydraulically fracture stimulated before being placed into test production.
    The closely spaced "nine-spot" production pilot is designed to accelerate dewatering of the 6.5 to 15 meter (21 to 49 feet) thick Bohena coal seam and to achieve commercial gas production rates in a shorter period than would be possible for an isolated well (as has been the case for Bibblewindi-1) or for wells drilled on wider spacing.
    The Bibblewindi-1 well was fracture stimulated late in 2004 and placed on continuous production test shortly thereafter. Initial results suggest a pressured, highly permeable coal seam characterized by high water and increasing gas production rates. Bibblewindi-1 is an unconfined well with the closest production well being the Bohena South-1, approximately 7 kilometers to the north. Technical studies indicate that the well is likely to reach commercial gas production rates, however, because of the thickness of the seam, on an unconfined (single well) basis de-watering could take several years. In order to accelerate the de-watering process and commerciality viability assessment, the Bibblewindi area will be converted to a confined production pod with the addition of these new wells. The Bibblewindi pod has been designed based on recommendations from external independent reservoir engineering firms.
    It is anticipated that the new wells will be on production test by mid-year 2006.
    Successful gas reserves certification would enable the CSG Joint Venture to proceed to development of the coal seam gas field and commit to gas sales contracts. Gas market opportunities continue to grow with numerous third parties showing strong interest in gas purchase, pipeline construction and gas transport from the Narrabri area to regional and national markets, in addition to use for local and regional gas fired electricity generation.

    WORKOVER PROGRAM

    Prior to spudding the Bibblewindi-10 well, the CSG Joint Venture conducted workovers on three existing CSG production wells as follows:

    --  Bibblewindi-1 has been deepened with a 3-3/4 inch hole from
        930.5 meters to 1,000 meters GL providing a 98 meter deep sump below the Bohena coal seam.

    -- Bohena-9, ten kilometers north of the Bibblewindi pilot, has been deepened with a 4-3/4 inch hole from 922 meters to 995 meters, providing a 110 meter deep sump below the Bohena coal seam.

    -- An old pump has been removed from Bohena-7 however a downhole obstruction has prevented the well from being deepened.

    Later this month, Bohena-7, Bohena-9 and Bohena-3 wells will be returned to production and installation of remotely monitored and controlled automated pumping systems. Data from this test production will be monitored and reported over the next few months. Water and gas production rates achieved to date from the existing Bohena wells, prior to the workover program appear to support the presence of a significant commercial accumulation of coal seam methane within the Bohena Project Area.
    On satisfactory completion of the drilling program and production tests, it is intended, subject to the agreement of all CSG Joint Venture partners on pricing and gas gathering expenditures, to connect all production wells within the Bohena Project Area, including the eight new wells and the existing Bohena wells, to the Wilga Park Power Station to allow the sale of gas for electricity generation.

    About the Gunnedah Basin Gas Project (Coal Seam Gas Joint Venture)

    "Delivering Gas Independence to NSW"

    The Project is located in Petroleum Exploration License 238 between Narrabri and Gunnedah in New South Wales covering 9,100 square kilometers (2 million gross acres) of the Gunnedah Basin. The Bohena Project Area covers 260 square kilometers within PEL 238. The coal seams within PEL 238 that have CSG potential are the Late Permian Black Jack Formation and the Early Permian Maules Creek Formation. The Project is managed by Eastern Star Gas Limited and is owned by the Gunnedah Basin Gas Project (Coal Seam Gas) Joint Venture comprising:

    Eastern Star Gas Limited (ASX:ESG) 32.5%

    Hillgrove Resources Limited (ASX:HGO) 32.5%

    Gastar Exploration Limited (AMEX:GST; TSX:YGA) 35%

    Gastar Exploration, Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a balanced strategy combining low-risk CBM development with select higher risk, deep natural gas exploration prospects. Gastar's CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 4 million acres controlled by Gastar and its Joint Development partners in Australia's Gunnedah Basin, PEL 238 and Gastar's Gippsland Basins located in New South Wales and Victoria respectively. The Company owns and controls development acreage in the Deep Bossier Sand gas play of East Texas and in the deep Trenton-Black River play in the Appalachian Basin.

    Safe Harbor Statement and Disclaimer

    This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices and other risk factors as described in the Company's Annual Information Form filed as of March 2005, on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com and in the Company's Registration Statement on Form S-1.

    The American Stock Exchange and the Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

    CONTACT: Gastar Exploration, Ltd., Houston
             J. Russell Porter, 713-739-1800
             Fax: 713-739-0458
             E-mail: rporter@gastar.com
             Web site: www.gastar.com